Exhibit 99.1

ClearOne Clarified Ex-Dividend Date for Special One-time Cash Dividend

SALT LAKE CITY - (BUSINESS WIRE) - May 11, 2023 - ClearOne (NASDAQ: CLRO) today clarified that the ex-dividend date will be June 1, 2023 for ClearOne’s previously announced one-time special cash dividend of $1.00 per share of ClearOne common stock, payable on May 31, 2023 to shareholders of record on May 22, 2023.

FINRA UPC (Uniform Practice Code) Rule 11140 provides that, in respect to dividends or distributions that are twenty-five percent or greater of the value of the subject security, the ex-dividend date shall be the first business day following the payable date. Accordingly, a ClearOne investor that sells shares of ClearOne common stock on or prior to the payment date of May 31, 2023 will not receive the one-time special cash dividend for the ClearOne shares that are sold.

About ClearOne
ClearOne is a global market leader enabling conferencing, collaboration, and network streaming solutions. The performance and simplicity of its advanced, comprehensive solutions offer unprecedented levels of functionality, reliability, and scalability. Visit ClearOne at www.clearone.com.

This release contains "forward-looking" statements that are based on present circumstances and on ClearOne's predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated. Such forward-looking statements, including the expected future payment of dividends and any statements of the plans and objectives of management for future operations and forecasts of future growth and value, are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements. Such forward-looking statements are made only as of the date of this release and ClearOne assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements.

Contact:

Narsi Narayanan
385-426-0565
investor_relations@clearone.com
http://investors.clearone.com

Source: ClearOne, Inc.